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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-8 No. 333-181750 and 333-188967) pertaining to the 2012 Equity Incentive Plan of Axcelis Technologies, Inc.;

(2)
Registration Statement (Form S-8 No. 333-49726) pertaining to the Employee Stock Purchase Plan of Axcelis Technologies, Inc.;

(3)
Registration Statements (Form S-8 No. 333-49768) pertaining to the 2000 Stock Plan of Axcelis Technologies, Inc.;

(4)
Registration Statement on Form S-8 (Nos. 333-120356) pertaining to the 2000 Stock Plan and 2012 Equity Incentive Plan and;

(5)
Registration Statement on Form S-3 (Nos. 333-192533) pertaining to the registration of securities of our reports dated March 3, 2014 with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc., and the effectiveness of internal control over financial reporting of Axcelis Technologies', Inc., included in this Annual Report (Form 10-K) of Axcelis Technologies, Inc. for the year ended December 31, 2013.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 3, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM